UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 26, 2006

                                                                                                                              CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

                                                                              Delaware                                                   0-26415                                                            13-3876100

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

                                                              5301 N. Federal Highway, Suite 120, Boca Raton, FL                   33487

(Address of principal executive offices)	(Zip Code)

                                                              Registrant’s telephone number, including area code: (561) 989-9171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 7.01	Regulation FD

On October 15, 2006 our wholly owned subsidiary, CDI China, Inc. (“CDI China”), entered into an acquisition agreement with Chang Magnesium Company, Limited, a Chinese limited liability company (“Chang”), and its sole member Mr. Yuwei Huang. Chang, which is located in Taiyuan, in the Shanxi Province of China, operates a magnesium facility and Chang Magnesium Trading Company Limited, its wholly owned subsidiary, is an exporter of magnesium.

Under the terms of the agreement, CDI China will acquire 51% equity ownership of Chang from Mr. Huang in exchange for a total capital contribution to Chang of $2,550,000, of which $ 1,000,000 will be made 10 days after the closing, an additional $800,000 will be made on or before September 30, 2007, and the remaining $750,000 will be made on or before December 31, 2007. The closing of the transaction is subject to receipt by us of audited financial statements. The purchase price was determined based on arm’s length negotiations and no finder’s fees or commissions will be paid in connection with the acquisition. The cash for the capital contributions from CDI China to Chang will be derived by us from our working capital.

As a condition precedent to closing, on or before November 30, 2006, is required to deliver to us the audited financial statements of Chang for the year ended December 31, 2005 and 2004, together with unaudited financial statements for the six months ended June 30, 2006 which reflect net members’ equity of $2,550,000. If the financial statements do not reflect a net members' equity of $2,550,000 at June 30, 2006, upon mutual agreement of the parties the $1,000,000 of capital to be contributed to Chang following the closing will be reduced.

It is anticipated that the transaction will close on or before November 30, 2006. Mr. Huang will retain a 49% equity interest in Chang and will remain as an officer. He will also enter into an employment agreement with CDI Shanghai. Finally, the agreement provides that Mr. Huang will contribute $2,450,000 of investment capital worth of property, plant or equipment to Chang on or before the closing date of the transaction.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

10.1	Share Acquisition Agreement dated October 15, 2006 by and between CDI China, Inc., Chang Magnesium Company, Limited and Yuwei Huang
99.1	Press release dated October 16, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT, INC.

By:        /s/ James Wang

James Wang, CEO